Exhibit 10.6.2


                      CONFIDENTIALITY, NON-COMPETITION AND
                      ------------------------------------
                           NON-SOLICITATION AGREEMENT
                           --------------------------

     THIS CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement") is entered into effective as of May 23, 2006 (the "Effective Date"), by and between MICHAEL W. HOPKINS, a resident of the State of Texas (the "Shareholder"); and TRADESTAR SERVICES, INC., a Nevada corporation (the "Parent"). The Parent and the Shareholder are sometimes collectively referred to herein as the "parties" and each individually as a "party."

                                   WITNESSETH

     WHEREAS, the Shareholder has been an employee, officer and shareholder of THE CYMRI CORPORATION, a Texas corporation (the "Company"), and as such, possesses special knowledge, abilities and experience regarding the business of the Company;

     WHEREAS, concurrent with the execution hereof, the Company is merging with and into TRADESTAR ACQUISITION SUB, L.L.C., a Nevada limited liability company and wholly-owned subsidiary of the Parent (the "Buyer"), with the Buyer as the surviving corporation in the merger, all pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of even date herewith (the "Merger Agreement"), by and among the Buyer, the Shareholder, the other shareholders of the Company, the Parent and the Company;

     WHEREAS, as an inducement to the Parent and the Buyer to enter into the Merger Agreement and as a condition to the Parent's and the Buyer's consummation of transactions contemplated in the Merger Agreement (the "Transactions"), the Shareholder has agreed to enter into and deliver this Agreement; and

     WHEREAS, any capitalized terms not defined herein shall have the meanings assigned such terms in the Merger Agreement;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the Transactions, the mutual covenants and agreements set forth herein, the significant consideration payable to the Shareholder under the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Acknowledgments. The Shareholder acknowledges that:

          (a) The Shareholder has occupied positions of trust and confidence with the Company prior to the date hereof and has become familiar with the Confidential Information (as defined below);

          (b) The Parent Group conducts business in the States of Nevada, Texas, Arizona, Louisiana and New Mexico;

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          (c) The Parent Group's  services and products are marketed  throughout the States of Nevada, Texas, Arizona, Louisiana and New Mexico;

          (d) Prior to the closing of the Transactions, the Company did business in and marketed its services and products throughout the Territory (as defined below);

          (e) The Parent Group competes with other businesses that are or could be located in any part of the Territory;

          (f) The Parent has required that the Shareholder make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Parent's purchase of the Stock;

          (g) The provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Parent Group's business following the consummation of the Transactions; and

          (h) The Parent Group would be irreparably damaged if the Shareholder were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

     2. Term and Termination. The term of this Agreement begins upon the Effective Date and ends upon the third (3rd) anniversary of the Effective Date (the "Term"). This Agreement is not subject to early termination for any reason whatsoever. This Agreement can only be terminated in writing signed by both parties hereto.

     3. Confidential Information. The Shareholder recognizes and acknowledges that he had access to Confidential Information (as defined below) during his prior employment with and as a shareholder of the Company and that all such information is confidential and constitutes valuable, special and unique property of the Parent Group. As used herein "Parent Group" means the Company, the Parent, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Parent or the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise. The Shareholder shall not at any time, either during or subsequent to the Term, disclose to others, use, copy or permit to be copied, any Confidential Information of any member of the Parent Group (regardless of whether developed by the Shareholder and including but not limited to any Confidential Information obtained by the Shareholder as a result of his prior employment with or as a shareholder of the Company) without the prior written consent of the Parent. The term "Confidential Information" with respect to any Person means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, and applications of products and services, results of investigations, studies or experiments owned or used by

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such Person,  and all apparatus,  products,  processes,  compositions,  samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by such Person, before or during the Term, that are not readily available to the public or that are maintained as confidential by such Person. The Shareholder shall maintain in confidence any Confidential Information of third parties received as a result of his prior employment with or as a shareholder of the Company in accordance with the Company's obligations to such third parties and the policies established by the Parent.

     4. Non-Competition; Non-Solicitation. In further consideration of the Parent's consummation of the Transactions and the significant consideration payable to the Shareholder under the Merger Agreement, the Shareholder agrees that:

          (a) During the Term, the Shareholder shall not, anywhere in the Territory, directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, shareholder, member, manager, agent, representative or otherwise), consult with, render services for, or in any other manner engage in the business of providing engineering and technical staffing services for drilling, completion, production, construction and workover of oil and gas wells or any other business in which any member of the Parent Group as of the date hereof directly or indirectly engages during the Term (a "Competing Business"). Nothing herein shall prohibit the Shareholder from being a passive owner of not more than five percent (5%) of the outstanding securities of any class of a corporation which is publicly traded, so long as the Shareholder has no active participation in the business of any such corporation. For purposes of this Agreement, the term "Territory" shall mean the reasonable and limited geographic area consisting of any state in which any member of the Parent Group has offices, operations, or customers, or otherwise conducts business. Nothing herein shall prevent the Shareholder from conducting his business as currently conducted or from performing his duties to the Parent Group.

          (b) During the Term, the Shareholder shall not directly or indirectly through another person (i) induce or attempt to induce any employee of the Parent Group to leave the employ of such member of the Parent Group, or in any way interfere with the relationship between a member of the Parent Group and any employee thereof; (ii) hire or employ any person who is or was an employee of any member of the Parent Group; (iii) call on, solicit or service any customer, supplier, licensee, licensor, franchisee or other business relation of the Parent Group with respect to, in connection with or for any Competing Business; or (iv) in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Parent Group (including, without limitation, making any negative statements or communications about any member of the Parent Group).

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          (c) If, at the time of  enforcement  of this  Section 4, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. The Parent and the Shareholder recognize and affirm that in the event of breach by the Shareholder of any of the provisions of this Section 4, money damages would not be an adequate remedy. Accordingly, the Parent or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). The Shareholder agrees that the restrictions contained in this Section 4 are reasonable and that the Shareholder has received consideration in exchange therefor.

     5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parent and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of the Shareholder and his legal representatives and assigns. The Parent may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Parent.

     6. Modification of Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of any party in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any party of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     7. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. The parties hereby irrevocably consent to, and waive any objection to the exercise of, personal jurisdiction by the state and federal courts of the State of Texas with respect to any action or proceeding arising out of this Agreement and agree that all disputes arising out of this Agreement shall be adjudicated in such courts.

     8. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or

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term shall be ineffective  only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

     9. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     10. Shareholder's Representations. The Shareholder represents and warrants to the Parent that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound; (ii) he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity; and (iii) upon the execution and delivery of this Agreement by the Parent, this Agreement shall be the valid and binding obligation of his, enforceable in accordance with its terms.

     11. Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally, mailed by certified mail, postage prepaid and return receipt requested, sent by facsimile, or sent by Express Mail or Federal Express or other nationally recognized express deliver services, as follows

     If to the Parent:

                  Tradestar Services, Inc.
                  3451 Candelaria NE
                  Albuquerque, New Mexico 87107
                  Attention:      Frederick A. Huttner, Chief Financial Officer
                  Facsimile:      (213) 593-8727

                  With a copy to:

                  Haynes and Boone, LLP
                  One Houston Center
                  1221 McKinney Street, Suite 2100
                  Houston, Texas 77010
                  Attention:  Bryce D. Linsenmayer, Esq. or Amy Moss, Esq.
                  Facsimile:  (713) 236-5540 or (713) 236-5550

     If to the Shareholder:

                  Michael W. Hopkins
                  651 Bering Drive, Suite 2002
                  Houston, Texas  77057

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                  With a copy to:

                  Hirsch & Westheimer, P.C.
                  700 Louisiana Street, 25th Floor
                  Houston, Texas 77002-2728
                  Attention:  Bradley E. Rauch, Esq. or Michael S. Wilk, Esq.
                  Facsimile:  (713) 223-9319

                  and

                  Beyt & Beyt
                  700 East University Avenue
                  Lafayette, Louisiana 70503
                  Attention:  Raymond Beyt, Esq.
                  Facsimile:  (337) 233-6773

or at such other address as such party may designate by ten (10) days advance written notice to the other party.

     12. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement. Any capitalized terms not defined herein shall have the meanings assigned such terms in the Merger Agreement

     13. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

     14. Attorneys' Fees. In the event that any party finds it necessary to bring an action at law or other proceedings against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs.

     15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules in effect on the date of this Agreement (herein the "AAA Rules"), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be selected pursuant to the AAA Rules and shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for at least fifteen (15) years, specializing in general commercial litigation or general corporate and commercial matters and (ii) who has both training and experience as an arbitrator and is generally available to serve as an arbitrator. The arbitration shall be governed by the arbitration law of the Federal Arbitration Act and shall be held in Houston, Texas.

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     16. Survival of Covenants. The covenants, representations and agreements of
Sections 1, 3, 4, 7, 11, 14, 15 and 16 are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement regardless of reason.


                            [Signature page follows]

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     IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the
Effective Date.

                                  PARENT

                                  TRADESTAR SERVICES, INC.



                                  By:  /s/ Clarence J. Downs
                                       -----------------------------------------
                                           Clarence J. Downs
                                           Chairman and Chief Executive Officer


                                  SHAREHOLDER



                                  /s/ Michael W. Hopkins
                                  ----------------------------------------------
                                  Michael W. Hopkins

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